Exhibit 99.1.1
August 25, 2005
Patricia A. McKay
479 Green Glen Way
Mill Valley, CA 94941
Dear Pat:
It is with great pleasure that I offer you the position of Executive Vice President and Chief Financial Officer. We are looking forward to your participation on our team in this role. This letter sets forth the terms of the offer.

Position:	Executive Vice President and Chief Financial Officer

Location:	Corporate Headquarters, Delray Beach, FL

Start Date:	September 12, 2005

Base Salary:	$525,000 per annum.

Annual Bonus Opportunity:	You will be eligible to participate in the Corporate Bonus Program, with a target bonus percentage equal to 60% of your base salary. In order to be entitled to a bonus for any fiscal year, you generally must remain employed when the bonuses are distributed. In addition to participation in the annual bonus program beginning in 2006, you will receive a guaranteed bonus calculated at target, prorated for the period of your employment during 2005.

Stock Compensation:	You will be eligible to participate in Office Depot’s Long-Term Equity Incentive Plan commensurate with your position, beginning in the first quarter of 2006. The specific number, type and value of stock-based awards are determined annually by the Compensation Committee of the Board of Directors. If you had received a grant in 2005 at your level, the award would have been 40,000 stock options and 20,000 performance contingent restricted shares. The ratio of options to restricted stock may change in the future, but you will always receive an award that is appropriate to your level among our senior executives.

I also will recommend to the Compensation Committee of the Board of Directors that you receive a special one-time award of 170,000 stock options and a 19,000 time vested restricted shares. Each of these awards will contain vesting terms and other terms that are comparable to awards granted to our other senior executive officers. Naturally, the Compensation Committee reserves the right to alter the specific terms of our compensation plans at any time in the future.

Starting Bonus:	You will receive a starting bonus of $150,000, payable after the end of your first 90 days of employment.

Benefits:	You will participate in Office Depot’s group benefit programs. You will also be eligible to participate in Office Depot’s Executive Car Allowance Program at the level appropriate to your position. You will receive the relocation benefits we provide to senior executives at your level in relocating from outside the area to South Florida. In addition, you will be reimbursed for airfare for up to two round trips per month to your home in California (i.e. every other weekend) during the first six months of employment.

Non Compete Agreement:	As a condition to your commencement of employment, you must enter into the agreement attached as Attachment A, which restricts you from competing, soliciting customers or employees, or disclosing confidential information.

Employment at Will; Severance:	Your employment will be at will, meaning that it can be terminated by either of us at any time and for any reason. However, if your employment is involuntarily terminated by the Company (other than (i) by reason of your disability, (ii) by reason of your continued failure to substantially perform your duties with the Company after written notice is delivered, (iii) by reason of your engaging in illegal conduct or any other conduct which is materially injurious to the Company or which violates the Code of Ethical Behavior of the Company or which violates any other material policy of the Company, or (iv) on any anniversary of your hire date, provided the Company has given you at least 90 days notice of such termination), then you will be entitled to receive continued base salary and reimbursement of COBRA premiums in excess of applicable active employee co-premiums for eighteen months following your termination, as well as a sum equal to 1.5 times your annual bonus at target, payable over 18-month period (provided that you have not violated your non-compete agreement with the Company and in lieu of any other bonus of any sort whatsoever with respect to the year in which termination occurs). In addition, upon termination for which you are entitled to the forgoing benefits, you will have a period of 18 months from date of termination in which to exercise any vested stock options. These severance entitlements will be conditional upon your execution of a release of claims against Office Depot and its affiliates, and your compliance with the covenants contained in Attachment A. Although your job duties, title, compensation, benefits, or the Company’s policies, practices and procedures may change from time to time, the “at-will” nature of your employment may only be changed in an express writing signed by you and the Chief Executive Officer of the Company.

Arbitration:	Except as to the right of the Company to resort to any court of competent jurisdiction to obtain injunctive relief or specific enforcement of your obligations contained in Attachment A, any dispute or controversy between you and the Company arising out of or relating to your employment, including but not limited to disputes involving discrimination arising under common law, and/or federal, state and local laws, will be settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with the arbitration clause attached hereto as Attachment B.

Indemnification:	In accordance with Article VI of Company Bylaws.
Pat, we are excited to have you join management as Executive Vice President & CFO of Office Depot. I look forward to your response as soon as practicable.
Sincerely,
/s/ Steve Odland
Steve Odland
Agreed to and Accepted by:

/s/ Patricia A. McKay	August 25, 2005

Patricia A. McKay	Date

cc:	Lee Ault, Chairman, Compensation Committee Board of Directors

ATTACHMENT A
Employee Non-Competition, Confidentiality and Non-Solicitation Agreement
This Agreement of Non-Competition, Confidentiality and Non-Solicitation (this “Agreement”) is made and entered into as of the 25TH day of August 2005 between Office Depot, Inc., a Delaware corporation (the “Company”) and Patricia A. McKay (the “Executive”).
Agreement
In consideration of the mutual covenants contained herein and other good and valuable consideration, including the compensation to be paid to Executive and the benefits to be received by Employee, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	Confidential Information. Executive acknowledges that in the course of Executive’s employment with the Company, Executive shall become familiar with the Company’s trade secrets and other information, observations and data obtained by Executive while in the employ of the Company (“Confidential Information”) concerning the Company and its Subsidiaries. Executive acknowledges that such Confidential Information is the unique and special property of the Company. Executive agrees that she shall not disclose to any unauthorized person, or use for Executive’s own purposes and benefit, any Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public, other than as a result of Executive’s breach of this Agreement. At the termination of Executive’s employment, she shall return to the Company, or at any other time at the Company’s request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software or other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company or any Subsidiary of the Company that Executive may possess or have under her control.

2.	Agreement of Non-Competition; Non-Solicitation; No-Hire; Non-Interference. (a) During the period of time during Executive’s employment by the Company and for a period of eighteen (18) months following the termination of that employment, for whatever reason (or without reason) (the “Noncompete Period”), Executive shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive’s employment with the Company, within any geographical area in which the Company or its Subsidiaries engage in such businesses on the date of termination of Executive’s employment with the Company. Examples of such businesses include, but are not limited to, Staples, OfficeMax and Corporate Express. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

(b) During the Noncompete Period, Executive shall not directly, or indirectly through another entity, (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at the time of termination of the Employment Term or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).
3.	Reformation of this Agreement. This Agreement shall be enforced to the fullest extent permitted by the law in the state in which Employee resides at the time of the enforcement hereof. If, at the time of enforcement of this Agreement, any court shall hold that the duration, scope or geographical restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that it is their mutual desire and intent that the Company shall be afforded the maximum duration, scope or area reasonable under such circumstances, and each of them hereby requests such court to reform this Agreement so that the maximum duration, scope and geographical restrictions available under applicable law at the time of enforcement of this Agreement shall be substituted by such court for the stated duration, scope or geographical area stated herein and that the court shall be allowed to revise the restrictions contained in this Agreement to such provisions as are deemed reasonable by the court at the time such enforcement is requested.

4.	Injunctive Relief. In the event of the breach or any threatened breach by Executive of any of the provisions of this Agreement, the Company, in addition and supplementary to any and all other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce this Noncompete Agreement or to prevent any violations or threatened violations of the provisions hereof (without being required to post any bond or other security to secure such relief). In addition, in the event of any alleged breach or violation by Executive of this Agreement, the Noncompete Period shall be tolled until such breach or violation has been duly cured and thereafter the Noncompete Period shall be extended for an additional period of time equivalent to the time during which Executive was in breach of this Noncompete Agreement.

5.	Executive’s Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, except as previously disclosed to the Company, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, except as previously disclosed to the Company, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that Executive has had an opportunity to consult with independent legal counsel regarding Executive’s rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein.

6.	Survival. This Agreement shall survive and continue in full force in accordance with its terms notwithstanding any termination of employment. Nothing in this Agreement shall be deemed to imply any obligation of continued employment of Employee by the Company which employment shall be “at will” unless otherwise specifically agreed in writing.

7.	Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:
Notices to Executive:
Patricia A. McKay
c/o Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, FL 33445
Or to such residential address as may be reflected in the employment records of the Company
Notices to the Company:
Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, Florida 33445
Attention: Chairman and Chief Executive Officer
and

Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, Florida 33445
Attention: General Counsel
or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.
8.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.	Complete Agreement. This Agreement and those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

10.	No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

11.	Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

12.	Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign Executive’s rights or delegate Executive’s obligations hereunder without the prior written consent of the Company.

13.	Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

In Testimony whereof, the parties have signed this Noncompete Agreement as of the 25th day of August, 2005.

Executive	Office Depot, Inc.

/s/ Patricia A. McKay	By	/s/ Steve Odland

Patricia A. McKay	Name: Steve Odland Title: Chairman and CEO

ATTACHMENT B
Arbitration Provisions. Except as to the right of the Company to resort to any court of competent jurisdiction to obtain injunctive relief or specific enforcement of the Executive’s obligations of confidentiality and non-competition, any dispute or controversy between the Company and Executive arising out of or relating to Executive’s employment or termination of employment, including but not limited to disputes involving discrimination arising under common law, and/or federal, state and local laws, shall be settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its National Rules for the Resolution of Employment Disputes then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and Executive, unless the parties are unable to agree to an arbitrator, in which case the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. Each party agrees to abide by and accept the final decision of the arbitrator as to the ultimate resolution of any and all covered disputes and understands that arbitration replaces any right to trial by a judge or jury. However, either party may, without inconsistency with this arbitration provision, apply to any court otherwise having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, or as may otherwise be required by law, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and Executive. The Company and Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Palm Beach County, Florida unless the parties mutually agree to another location. The Company shall pay the costs of any arbitrator appointed hereunder.